United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2010

Transatlantic Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 365-2200

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 –      Financial Information

Item 2.02          Results of Operations and Financial Condition

On October 27, 2010, Transatlantic Holdings, Inc. (“TRH”) issued a press release announcing its financial results for the third quarter of 2010 and that its Board of Directors approved a new share repurchase program, which authorizes TRH to repurchase up to $200 million of its shares of common stock.  This new share repurchase program supersedes the previous program approved in December 2009.  The repurchase authorization allows TRH to acquire shares from time to time in open market purchases or privately negotiated transactions through December 31, 2012.  The timing, form and amount of the share repurchases under the program will depend on a variety of factors, including market conditions, TRH’s capital position, legal and regulatory requirements and other factors.  The Board may modify, extend, or terminate the repurchase program at any time.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 2.02.

Section 9 –      Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1     Press Release of Transatlantic Holdings, Inc. dated October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

Date:	October 27, 2010	By:	/s/ STEVEN S. SKALICKY
			Name:	Steven S. Skalicky
			Title:	Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Transatlantic Holdings, Inc. dated October 27, 2010